Exhibit 10.26

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Master Equipment Lease

NTN Buzztime, Inc.	3-10125
Name of Lessee	Master Equipment Lease No.

5966 La Place Court	9/29/09
Street Address	Date

Carlsbad, CA 92008
City, State and Zip Code

Form of Organization: ☐ sole proprietor ☒ Corporation ☐ limited liability company ☐ partnership ☐ other _________

Delaware	2033004
Lessee State of Organization	State of Organization No.

1. LEASE:
Data Sales Co., Inc. ("Lessor"), by its acceptance hereof at its home office, agrees to lease to Lessee and Lessee agrees to lease from Lessor, in accordance with the terms and conditions hereinafter set forth, the items of equipment and other property (the "Equipment") described in each equipment schedule ("Equipment Schedule") in the form of Exhibit "A" attached hereto, executed from time to time pursuant to this Master Equipment Lease ("Master Equipment Lease"). Each Equipment Schedule shall incorporate the terms of this Master Equipment Lease and shall constitute a separate and enforceable lease of the Equipment described in such Equipment Schedule. Any reference to the "Lease" shall mean each such Equipment Schedule (including all amendments, addenda or riders thereto) to the extent it incorporates this Master Equipment Lease. In the event of any conflict between the terms of an Equipment Schedule and the terms of this Master Equipment Lease, the terms of the Equipment Schedule shall prevail.

2. DEFINITIONS:
A.    The "Installation Date" means the date determined in accordance with the Equipment Schedule.

B.    The "Commencement Date" means the first day of the month following the Installation Date, unless the Installation Date occurs on the first day of a month, in which case the Commencement Date shall be the Installation Date.

3. TERM OF LEASE:
The term of the Lease as to Equipment designated on the Equipment Schedule shall begin on the Installation Date in accordance with the Equipment Schedule, and shall continue for an initial period ending that number of months from the Commencement Date as is specified on the Equipment Schedule (the "Initial Term"). THE LEASE IS NON-CANCELABLE FOR THE INITIAL TERM and Lessee has no right of prepayment unless such right is specifically granted to Lessee in the Equipment Schedule. Lessee shall execute and deliver to Lessor a Certificate of Delivery and Acceptance.

("Acceptance") on the date the Equipment has been installed and accepted by Lessee, and Lessor shall have no obligation to advance funds for the Equipment's purchase unless and until Lessor receives such Acceptance.

Except as otherwise provided in the Equipment Schedule or any amendment thereto, Lessee or Lessor may terminate the Lease at the expiration of the Initial Term by giving the other at least two (2) months prior written notice of termination. If neither party gives such notice, then the term shall automatically be extended on the same rental terms for successive periods of one (1) month until terminated by either Lessee or Lessor giving the other at least two (2) months written notice of termination.

4.  RENTAL PAYMENTS:
The monthly rental payments for each item of Equipment (the "Monthly Rental Payments") shall be set forth in the applicable Equipment Schedule, shall begin to accrue on the Installation Date of the Equipment and shall be due and payable by Lessee in advance on the first day of each month. If the Installation Date does not fall on the first day of the month, the rental for that period of time from the Installation Date until the first day of the succeeding month shall be a pro rata portion of the Monthly Rental Payment, calculated on a 30-day basis, due and payable on the Installation Date. Lessee shall pay a late charge on all Monthly Rental Payments unpaid after the due date thereof equal to one and one-half percent (1-1/2%), or the highest rate permissible by law, whichever is less.

5.  NET AND NON-CANCELABLE LEASE:
This is a net Lease and Lessee's obligation to pay the rent and other amounts due hereunder is unconditional and not subject to abatement, reduction or set off, defense, counterclaim or interruption of any kind. The Lease is a non-cancelable lease and will not terminate in the event of any damage to or destruction of the equipment. The lease may be terminated only as expressly provided herein. To the extent permitted by law, Lessee waives the right to (i) cancel the Lease; (ii) repudiate the Lease; (iii) revoke acceptance of the equipment; (iv) recover damages from Lessor for any breaches of warranty or for any other reasons; (v) grant a security interest in the equipment to a third party; (vi) deduct from rents all or any part of claimed damages resulting from Lessors default, if any.

6.  PAYMENT OF TAXES:
Lessee shall also pay all taxes, however designated, which are levied or based on the Lease, the Equipment or its purchase, use, lease, operation, control or value, including, without limitation, personal property taxes, state and local privilege or excise taxes based on gross revenue, and any penalties or interest in connection therewith, or taxes or amounts in lieu thereof paid or payable by Lessor or Lessee in respect of the foregoing, but excluding taxes based on Lessors net income. Charges for taxes, penalties and interest, if any, shall be promptly paid by Lessee. In the event Lessee defaults in the payment of any such tax, Lessor may pay such tax and shall be promptly reimbursed by Lessee, with interest (plus attorneys' fees and costs if any) as additional rent.

7.  ARTICLE 2A LEASE; DISCLAIMER OF WARRANTIES:
This Lease is a true lease, which is a "finance lease", as that term is defined under Uniform Commercial Code ("UCC") Article 2A-103. Lessor has not selected, manufactured or supplied the Equipment. Lessee has selected the Equipment from the manufacturer, supplier or distributor of the Equipment (the "Vendor"). Lessor acquired the Equipment or the right to possession and use of the Equipment only in connection with this Lease. Either Lessee has assigned to Lessor its acquisition agreement for the Equipment on or before signing this Lease or Lessee's approval of the contract evidencing Lessor's purchase of the Equipment is a condition to the effectiveness of this Lease (and Lessee's execution of this Lease evidences its approval of said contract). Lessor hereby informs Lessee that Lessee may have rights under the contract evidencing Lessor's purchase of the Equipment and advises Lessee to contact the Vendor for a description of any such rights. If Lessee has entered into any acquisition agreement with Vendor, Lessee shall perform all of the obligations set forth therein as if this Lease did not exist. LESSOR HAS NOT MADE AND MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR EXPRESS OR IMPLIED WARRANTY WHATSOEVER HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PURPOSE, OR OTHERWISE, REGARDING THE EQUIPMENT OR ANY PART OR THE DESIGN, QUALITY, OPERATION OR CONDITION THEREOF OR WITH RESPECT TO PATENT INFRINGEMENT OR THE LIKE. Lessor hereby grants, transfers and assigns to Lessee during the term of this Lease all of its right, title and interest in any express or implied warranties, indemnities or service agreements of the Vendor which are assignable by Lessor. Lessor shall permit Lessee, as Lessee's sole remedy, to enforce any such representation, warranty, indemnity or service agreement against the Vendor in the name of Lessor, and not against Lessor or Assignee (as hereinafter defined).

Lessee acknowledges that it is not relying on Lessor's skill or judgment to select or furnish goods suitable for any particular purpose and that there are no warranties which are not contained in this Lease. LESSOR SHALL NOT BE LIABLE FOR DAMAGES, INCLUDING SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, arising out of or in connection with the performance of the Equipment or the use thereof by Lessee and shall not be liable for any special, incidental or consequential damages, arising out of or in connection with Lessors failure to perform its obligations hereunder. Upon written request from the Lessee, Lessor shall take all reasonable action requested by Lessee to enforce any manufacturers warranty express or implied, relating to the condition or performance of the Equipment which is enforceable by Lessor in its own name, provided, however, that Lessor shall not be obligated to resort to litigation to enforce any such warranty unless Lessee shall pay all expenses incurred in connection therewith. Similarly, if any such warranty shall be enforceable by Lessee in its own name, Lessee shall take reasonable action requested by Lessor to enforce any such warranty Lessee shall indemnify and hold Lessor and its assigns harmless from any liability, claim, loss, damage or expense (including reasonable attorneys' fees) of any kind or nature caused, directly or indirectly by (1) inadequacy of any Equipment for any purpose, (2) any deficiency or defect in any Equipment, (3) the use or performance of any Equipment, (4) any interruption or loss of service, use or performance of any Equipment, (5) any patent, copyright, or other infringement, or (6) any loss of business or other consequential damage whether or not resulting directly from any or all of the above. Lessee acknowledges that it has made the selection of the Equipment based on its own judgment, and expressly disclaims any reliance upon statements made by Lessor. Lessee acknowledges that Lessor has made no statements or representations upon which Lessee is relying in leasing the Equipment, and that this Lease contains all agreements and understandings between the parties.

8. RISK OF LOSS:
A.    Lessor shall not be responsible for, nor shall the Monthly Rental Payments or other sums due hereunder abate for any reason, including, but not limited to, any interruption in or loss of the service or use of the Equipment or any part thereof, or any loss or damage caused thereby, or by error in programming or instruction to the Equipment, latent defect, wear and tear, or gradual deterioration of the Equipment or any part thereof.

B.    Lessee assumes and shall bear the entire risk of partial or complete loss, theft, damage, destruction or other interruption or termination of use of the Equipment from any cause whatsoever, from the date of delivery of the Equipment to Lessee until the Equipment is returned to and received by Lessor.

During the term of the Lease, and until the Equipment is redelivered to Lessor, Lessee shall be liable for the prompt repair of the Equipment at its sole expense. If the Equipment or any portion thereof is lost, stolen, destroyed or damaged beyond repair, Lessee, at its option, will (i) continue to make the Monthly Rental Payments, and, at Lessee's sole expense, replace the Equipment with equipment of identical manufacture and equal or greater capacity, utility and residual value to that of the Equipment replaced (in which case Lessee will transfer title to the replacement Equipment to the Lessor free of all liens, claims and encumbrances), or (ii) pay Lessor on the next Monthly Rental Payment date following the loss, theft, damage or destruction of the Equipment an amount equal to the replacement value or the minimum casualty value, whichever is greater, attached to the applicable Equipment Schedule for such Equipment in effect on the date of the loss, theft, damage or destruction thereof and all rent accrued on such Equipment up to the date of payment and all other amounts then due in connection with such Equipment. Upon such payment, the Equipment Schedule, or portion thereof, as applicable, will terminate with respect to the Equipment so paid for, and Lessor will transfer full ownership and title to such Equipment to Lessee, free of liens, claims and encumbrances created by Lessor.

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9. INSURANCE AND INDEMNITY:
Lessee shall at all times during the term of this Lease, at its own expense, maintain: (A) all-risk property damage insurance covering the Equipment in an amount not less than the greater of (i) the replacement value of the Equipment, or (ii) the minimum casualty value of such Equipment as set forth in the Equipment Schedule, and (B) public liability coverage in such amounts, and with such companies as are in general usage by companies owning or operating similar property and engaged in a business similar to Lessees. The insurance required by this Section 9 may be obtained by Lessee by endorsement on any blanket insurance policies maintained by Lessee or its parent. All insurance so maintained shall provide for a thirty-day (30) prior written notice to Lessor and Assignee of any cancellation or reduction of coverages and an option in favor of Lessor or Assignee to prevent cancellation by payment of premiums, which shall promptly be repaid by Lessee, and further shall provide that all insurance proceeds shall be payable to the Lessee, Lessor and any Assignee as their respective interests may appear. Lessor and any such Assignee shall be named as loss payee and additional insured on all public liability insurance policies so maintained. Lessee shall furnish to Lessor copies of such insurance policies and satisfactory insurance certificates on or before the Installation Date. Lessee's above obligation shall commence on the date of delivery of the Equipment and shall continue until the Initial Term (or any extension or renewal thereof) of each Equipment Schedule expires and the Equipment is returned to Lessor. By this Section 9, Lessor does not modify or limit any provision of this Lease relating to disclaimer of warranties and liability, or indemnity.

Lessee assumes all risk and liabilities, whether or not covered by insurance, and shall indemnify and hold Lessor and its assigns (including any Assignee) harmless of and from any liability, claim, loss, damage or expense (including reasonable attorneys' fees) for injuries or deaths of persons and for damage to property, howsoever arising from or incident to the use, operation or storage of the Equipment, whether such injury or death to person be of agents or employees of Lessee or be of third persons and whether such damage to property be of Lessee, or to property of others.

10. MAINTENANCE, REPAIRS, INSTALLATION AND RETURN:
Unless otherwise agreed to by Lessor in writing, Lessee shall, at its expense, obtain and keep in full effect, throughout the term of this Lease, a contract from the manufacturer of the Equipment (or another reputable maintenance organization approved by Lessor) providing for prime shift maintenance service (as that term is defined by the manufacturer) and will otherwise maintain the Equipment in good working order and appearance and make all necessary adjustments and repairs thereto. Lessee will at all times cooperate with Lessor in allowing the manufacturer or Lessor to control and install all engineering changes on the Equipment as when determined necessary or desirable by the manufacturer or Lessor. Upon termination of the Lease, Lessee, at its sole expense, shall return the Equipment, together with manufacturer's certificate of authenticity, if provided, to Lessor, or to such other location within the Continental U.S. designated by Lessor, in good condition and repair excepting only reasonable wear and tear, and eligible for a manufacturer's standard, full service maintenance contract. If the Equipment returned is not so eligible, Lessee shall reimburse Lessor for the cost of qualifying the Equipment for such maintenance contract eligibility. Lessee shall pack the Equipment to be so returned in accordance with the manufacturer's guidelines.

If Lessee fails to return the Equipment in accordance with the preceding paragraph upon the expiration of the Initial Term or any extension thereof, Lessee shall be obligated to pay to Lessor per diem rent until the Equipment is returned in addition to all other remedies available to Lessor pursuant to Section 16 hereunder.

Lessee will provide the required suitable electric current to operate the Equipment, with all appropriate facilities as specified by the manufacturer. Lessee will grant access to the Equipment to Lessor, its designee, or the manufacturer, during normal working hours for inspection, repair, maintenance, installation or engineering changes, and for any other reasonable purpose. Lessee shall immediately notify Lessor of all details concerning any accident arising out of the alleged or apparent improper manufacture, functioning or operation of the Equipment.

11.  ALTERATION AND ATTACHMENTS:
No alterations or attachments to the Equipment shall be made without first obtaining in each instance the prior written approval of Lessor, which approval shall not unreasonably be withheld. If, after such written approval has been obtained, the alterations or attachments interfere with the normal or satisfactory maintenance, operation or insurability of the Equipment, or any part thereof, in such manner as to increase the cost of maintenance or insurance thereof, or create a safety hazard, Lessee will, upon notice from Lessor to that effect, promptly remove the alterations or attachments and restore the Equipment to its normal condition. In the case of increased cost of maintenance and insurance, or either, Lessee shall pay such increase.

12.  ASSIGNMENTS:
Lessee may not assign the Lease or any of Lessee's rights hereunder or sublease any Equipment or its use without the prior written consent of Lessor or any such assignment or sublease shall be void. Any permitted sublessee or assignee of Lessee must execute an assumption of this Lease in form and substance acceptable to Lessor, but no sublease or assignment shall relieve Lessee of any of its obligations or liabilities under this Lease.

Lessor may assign or transfer this Lease to an assignee or may grant a security interest in all or part of this Lease, the Equipment and/or sums payable hereunder as collateral security for any loans or advances made or to be made to Lessor by a financial institution (such assignee or financial institution, herein, the "Assignee"), Lessee hereby consents to such assignment, transfer and/or grant of security interest. Lessee, upon receipt of notice of any such transfer, assignment, or grant to an Assignee and instructions from Lessor, shall pay all outstanding Monthly Rental Payments and all other sums when due under this Lease (hereafter, collectively, the "Payments"), to such Assignee in the manner specified in said instructions, and Lessee's obligation to make the Payments to such Assignee shall be absolute and unconditional. Upon notice of any intended transfer, assignment, or granting of a security interest: (a) Lessee shall promptly submit to Lessor such documents as may be reasonably required by the intended Assignee, in form and substance satisfactory to the intended Assignee, including, without limitation: (i) A certificate that the equipment was delivered and accepted; (2) if Lessee is a corporation, a certified copy of resolutions adopted by Lessee's Board of Directors authorizing execution of the Lease; (3) an acknowledgement to the Lessor's transfer, assignment or granting of a security interest; (4) a UCC Financing Statement; (b) In the event of any such assignment, transfer, or granting of a security interest: (1) Lessee shall send copies of any notices which are required hereunder to be sent to Lessor to the Assignee as well as to Lessor; (2) Lessee shall not permit the Lease to be amended or any provision thereof to be waived without the prior written consent of the Assignee; (3) Lessee agrees not to look to the Assignee to perform any of Lessor's obligations hereunder; (4) Lessee agrees that Assignee shall be exclusively entitled to all of the rights and remedies provided to the Lessor under the Lease; (c) no such transfer, assignment or granting of a security interest by Lessor shall relieve Lessor of any of its obligations hereunder the Lease, or shall limit Lessee's rights to look to Lessor for the performance for such obligations.

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Notwithstanding any assignment, transfer or grant by Lessor, and so long as the Lessee shall not be in default hereunder, neither Lessor, nor any Assignee, shall interfere with Lessee's right of quiet enjoyment and use of the Equipment. In the event that Lessor notifies Lessee of its intention to transfer, assign, or grant a security interest in all or any part of this Lease, the Equipment and/or sums payable hereunder, Lessee agrees to execute such documents as may be reasonably necessary to secure and/or complete such transfer, assignment or grant.

13.  USE OF EQUIPMENT:
The Equipment will be kept by Lessee in its sole possession and control, will at all times be located at the location stated in the Equipment Schedule, and will not be removed therefrom, without prior written consent of Lessor, which shall not be unreasonably withheld. Notwithstanding the preceding sentence, Lessor shall allow Lessee, in the normal course of Lessee's business, to locate Equipment at Lessee's customer premises where Lessee has an existing contract with said customer to provide services and where delivery of such services requires Equipment to be located at Lessee's customer's premises. Lessee shall provide to Lessor the address of Equipment located at customer premises as soon as it is reasonably available and provide updated address should Equipment be re-located during the Lease. Lessee and Lessee's applicable customers will not use the Equipment for any purpose other than which it was designed and in accordance with the manufacturer's specification. Lessee and Lessee's applicable customers will keep and maintain the Equipment free and clear of all liens, charges and encumbrances (except any placed thereon by Lessor). This Lease shall be binding upon, and shall inure to, the benefit of the parties hereto and their respective successors and assigns.

14.  TRANSPORTATION AND INSTALLATION:
The Equipment is to be installed at the location indicated on the Equipment Schedule.

All transportation, rigging, drayage, and any other charges for the delivery of the Equipment to Lessee's premises shall be paid by the Lessee, unless indicated otherwise on the Equipment Schedule. All installation charges shall be paid by Lessee unless indicated otherwise on the Equipment Schedule. All charges for the deinstallation shall be paid by Lessee. Transportation, rigging, and drayage from Lessee's premises at the termination of the Lease shall be arranged for by Lessor and paid by Lessee.

15.  DEFAULT:
Any one of the following events shall constitute an "Event of Default" hereunder: (a) Lessee shall fail to pay when due any installment of rent or other amount due hereunder; (b) Lessee shall fail to observe or perform any other agreement to be observed or performed by Lessee hereunder; (c) Lessee, any guarantor of the Lease, or any partner of Lessee if Lessee is a partnership shall cease doing business as a going concern or make an assignment for the benefit of creditors; (d) Lessee, any guarantor of the Lease, or any partner of Lessee if Lessee is a partnership shall voluntarily file, take any action to authorize the filing, or have filed against it involuntarily, a petition for liquidation, reorganization, adjustment of debt or similar relief under the federal or state bankruptcy or insolvency law; (e) a trustee, receiver, or liquidator be appointed for Lessee, any guarantor of the Lease, or for all or a substantial part of the assets of Lessee or any guarantor; (f) any individual Lessee or individual guarantor of the Lease, or partner of Lessee if Lessee is a partnership, shall die; (g) an event of default shall occur under any other obligation Lessee or any guarantor of the Lease owes to Lessor; (h) an event of default by Lessee shall occur under any agreement involving Lessee's or a guarantor's indebtedness to a lender for borrowed money; or (i) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entity to any person unless:(i) such person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's effective assumption and its agreement to pay, perform, comply with and otherwise be liable for all of Lessee's obligations having previously arisen, or then or thereafter arising, under the Lease together with any documents, Agreements investments, certificates, opinions and filings by Lessor; and (ii) Lessor (and any Assignee) is satisfied as to the creditworthiness of such person.

16.  REMEDIES:
Upon the occurrence of an Event of Default and at any time thereafter, Lessor or Assignee may exercise from time to time any one or more of the following remedies: (a) terminate this Lease as to any portion or all of the Equipment; (b) take immediate possession of any or all of the Equipment; wherever situated, and for such purpose enter upon any premises without liability for so doing or requirement to post bond in any legal proceeding; (c) hold, use, lease, sell or otherwise dispose of any or all of the Equipment in such manner as Lessor in its sole discretion may decide. With respect to any exercise of its rights to recover and/or dispose of any Equipment, Lessee acknowledges and agrees that Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean up or otherwise prepare the Equipment for disposition; (d) accelerate the due date of all remaining rent payments due hereunder for the entire remaining Initial Term of this Lease or any amendment thereto, including any renewal term then in effect, whereupon said amounts shall be immediately due and payable; (e) recover the sum of: (i) any accrued and unpaid rent, plus (ii) the present value of all future rentals reserved in this Lease and contracted to be paid over the unexpired Initial Term of this Lease (or any renewal period then in effect), discounted at the rate of four percent (4%) per annum; plus (iii) the anticipated residual value of the Equipment as of the expiration of this Lease or any renewal thereof discounted at the rate of four percent (4%) per annum, (iv) any indemnity payment, if then determinable; (v) all reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, release or other disposition of the Equipment, including but not limited to costs of transportation, possession, storage, refurbishing, advertising and broker's fees together with all attorney's fees and cost incurred in connection therewith or otherwise resulting from Lessee's default (including any incurred at trial, on appeal or any other proceeding) of the foregoing at the rate of one and one-half (1 1/2%) per month ("default interest") (f) expend such monies as Lessor deems appropriate to cure or mitigate the effect of the Event of Default, or to protect the Lessor's interest in the Equipment and this Lease, with all such sums to be immediately reimbursed to Lessor by Lessee; (g) setoff Lessee's security deposit or any other property of Lessee held by Lessor against any amount owed by Lessee to Lessor; and (h) exercise any other remedy permitted by law, equity or any other agreements with Lessee or any guarantor of this Lease. No remedy given in this paragraph is intended to be exclusive and each shall be cumulative. No express or implied waiver by Lessor of any Event of Default shall constitute a waiver of any subsequent Event of Default.

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17.  REPRESENTATIONS AND WARRANTIES BY LESSEE:
Lessee represents and warrants to Lessor that: (a) the Lease constitutes the Lessee's legal, valid and binding obligation and is enforceable against Lessee in accordance with its terms; (b) Lessee's entry into and performance under the Lease will not result in any breach, default or violation under Lessee's charter documents (articles of incorporation and bylaws in the case of a corporation or partnership agreement in the case of a partnership or articles of organization and operating agreement in the case of a limited liability company) or any other agreement to which Lessee is a party or to which it or its property is subject; (c) there are no suits or proceedings pending or threatened before any court, government agency or arbitrator which, if determined adversely to Lessee, would have a material adverse effect on its financial condition or ability to perform its obligations under the Lease; (d) that any financial statements or other information which Lessee has fumished Lessor concerning the business or condition of Lessee was true, correct and complete at the time furnished or as of the date of such financial statements; (e) the Equipment shall remain personal property; with respect to any Equipment that is the subject of any sale and leaseback transaction pursuant hereto, Lessee has good title to, rights in, and/or power to transfer all of the same. The Equipment is removable from and is not essential to the premises upon which it is located regardless of its attachment to realty, and Lessee agrees to take such action at its expense as may be necessary to prevent any third party from acquiring any interest in the Equipment as a result of its attachment to realty with respect to all of the Equipment leased hereto.

18. GENERAL:
A.    The Equipment remains the personal property of Lessor and may be removed at any time, without notice, after termination of this Lease. The Equipment is removable from and is not essential to the premises at which the Equipment is located.

B.    At Lessor's request, Lessee shall affix to the Equipment and each unit or element thereof, in a prominent place, appropriate tags, decals, or plates stating that the Equipment is owned by Lessor, and Lessee shall not cause or permit any such tags, decals, or plates to be removed, defaced or covered in any way.

C.    Each Equipment Schedule (and this Master Equipment Lease to the extent incorporated therein), shall constitute the entire agreement between Lessor and Lessee with respect to the lease of the Equipment described in each Equipment Schedule. No waiver, consent, modification or change of terms of this Lease shall bind either party, including Lessor's Assignee, unless in writing and signed by an officer of the waiving party, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

D.    Each Equipment Schedule shall be executed in counterparts. Only that counterpart of an Equipment Schedule marked "Secured Party's Original" (together with a copy of this Master Equipment Lease) shall constitute "chattel paper" under the UCC and be effective to transfer Lessor's rights therein and all other counterparts of such Equipment Schedule have been marked to indicate that they are not the "Secured Party's Original."

E.    All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier, United States first class mail or certified mail (return receipt requested), postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth above or at such other address as any party may from time to time designate by notice duly given in accordance with this section. Notices shall be deemed received on the earlier of (i) three days after deposit, postage prepaid, in the United States mail, if sent by United States first class, certified, or registered mail; (ii) the next day after delivery to an overnight courier, expenses prepaid, or (iii) the date of actual delivery if delivered by hand.

F.    Any provision hereof prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall, at the sole option of the Lessor, be ineffective as to such jurisdiction without invalidating the remaining provisions of this Lease; provided, however, that where the provisions of any such applicable law may be waived, they are hereby waived by Lessee to the full extent permitted by law, and this shall be deemed to be a valid and binding Lease enforceable in accordance with its terms.

H.  TITLE:
Title to the Equipment shall at all times remain with Lessor and Lessee shall protect and defend the title of Lessor and keep it free of all claims and liens other than those of Lessee hereunder or created by Lessor. If the Lease shall be construed by a court to be a lease "intended as security" and not a "true" lease, then Lessee, to secure all of Lessee's payment and performance obligations under the Lease, hereby grants to Lessor a first priority security interest in the Equipment and any and all insurance or other proceeds of the property and other collateral to which a security interest is granted.

I.    This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors, assigns and permitted sublessees (subject, with respect to Lessee, to the provisions of Section 12 setting forth restrictions on Lessee's ability to assign this Lease or sublease the Equipment).

J.    Lessee hereby authorizes Lessor to execute and/or file against Lessee in any public filing office deemed advisable by Lessor, any and all UCC financing statements (and amendments thereto) describing the Equipment and this Lease, and Lessee further irrevocably appoints Lessor as Lessee's attorney in fact to execute and/or file any and all such UCC financing statements (and amendments thereto) as Lessor considers advisable.

The filing of UCC Financing Statements against Lessee is precautionary and shall not be evidence that the Lease is intended as security.

K.    Notwithstanding any other provisions of this Lease Agreement to the contrary, Lessee agrees, following the execution of the Lease by Lessee, to provide to Lessor at Lessor's demand, from time to time, any and all information reasonably required to establish Lessee's creditworthiness, including, but not limited to, financial statements and profit and loss statements, for the current period and for the proceeding three fiscal years. Lessor agrees that such information shall be kept confidential.

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During the term of the Lease, as an additional condition of Lessee's performance, Lessee agrees to provide financial statements to Lessor within a reasonable period following the end of Lessee's fiscal year.

Lessee and Lessor do each hereby warrant and represent that their respective signatories whose signatures appear below have been and are on the date of this Lease duly authorized by all necessary and appropriate action to execute this Lease.

L. This Lease shall be governed by the laws of the State of Minnesota (without giving effect to principles of conflicts of law thereof). Lessee hereby: (i) irrevocably submits to the jurisdiction of any state or federal court located in Minnesota, over any action or proceeding to enforce or defend any matter arising from or related to this Lease; (ii) irrevocably waives, to the fullest extent Lessee may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; and (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect or impair Lessor's right to serve legal process in any manner permitted by law or Lessor's right to bring any action or proceeding against Lessee or its property in the courts of any other jurisdiction.

M. LESSEE AND LESSOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS LEASE OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION HEREWITH.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Master Equipment Lease on the dates specified below. This Master Equipment Lease shall not become effective until accepted by Lessor, as evidenced by its signature below.
617160.5

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INCUMBENCY CERTIFICATE

The undersigned certifies that (s)he is  Kendra Berger               Secretary of  NTN Buzztime, Inc.               , a Corporation organized under the laws of the State of Delaware            (hereinafter called "the Corporation") and that, as such, (s)he is authorized to execute this certificate on behalf of the Corporation, and further certifies that each of the persons specified below is a duly elected, qualified and acting officer of the Corporation, in the capacity or capacities so specified, and that the signature appearing opposite his or her name is his or her true signature.

NAME	TITLE	SIGNATURE

Kendra Berger	CFO and Secretary	/s/ Kendra Berger

Terry Bateman	CEO and President	/s/ Terry Bateman

The undersigned, on behalf of the Corporation, further certifies, covenants and represents as follows:

1.           That any of the foregoing named officers is duly authorized on behalf of the Corporation to execute and deliver any Promissory Note, Security Agreement, Loan Agreement, Equipment Lease Agreement, Equipment Purchase Agreement, Equipment Sale Agreement, Bill of Sale, Completion Certificate, Assignment, UCC forms and other related documents to Data Sales Co., Inc. and to bind the Corporation thereby, until directed otherwise by the Board of Directors of the Corporation. Any modification or rescission of the authority described herein by the Board of Directors of the Corporation shall be mailed or delivered to Data Sales Co., Inc. in order to be effective.

2.           That the Corporation is duly organized, existing and in good standing under the laws of the State of it's incorporation.

3.           That the documents referred to in Paragraph 1 above, when executed, constitute the legal, valid and binding obligations of the Corporation, enforceable in accordance with their respective terms.

4.           That the authorization, execution, delivery and performance of said documents do not violate any provision of the Corporation's certificate of Incorporation or By-Laws or any restrictions imposed upon the Corporation by any governmental authority or court and do not result in the breach of any encumbrance or security interest upon any asset of the Corporation under any indenture, agreement, or instrument to which the Corporation is a party.

Dated and Sealed this 7th day of October, 2009 (Corporate Seal) ____________________________________________ Kendra Berger, Secretary

MINIMUM CASUALTY VALUE
FOR ALL EQUIPMENT SCHEDULES
To
MASTER LEASE 3-10125 AGREEMENT DATED 9/29/09
Between data sales co., Inc. ("Lessor")
And                                NTN Buzztime. Inc.                              ("Lessee")

Pursuant to Article 8B (ii) of the Master Lease Agreement, the Minimum Casualty Value payable with respect to any item of Equipment in the above referenced Equipment Schedule will be the percent of Lessor's Acquisition Cost of such item set forth opposite the Monthly Rental Payment number due on the date such Minimum Casualty Value is payable.

Payment of the Minimum Casualty Value will be in addition to the then due Monthly Rental Payment for the Equipment.

On Due Date of Monthly Rental Payment No.	Percentage of the Acquisition Cost Of the Equipment	On Due Date of Monthly Rental Payment No.	Percentage of the Acquisition Cost Of the Equipment

1	110%	25	60%
2	110%	26	60%
3	110%	27	60%
4	110%	28	60%
5	110%	29	60%
6	110%	30	60%
7	100%	31	50%
8	100%	32	50%
9	100%	33	50%
10	100%	34	50%
11	100%	35	50%
12	100%	36	50%
13	80%	37	40%
14	80%	38	40%
15	80%	39	40%
16	80%	40	40%
17	70%	41	35%
18	70%	42	35%
19	70%	43	35%
20	70%	44	35%
21	70%	45	35%
22	70%	46	35%
23	70%	47	35%
24	70%	48	35%

Addendum A
Credit for shipment delay

Due to the delay in shipping product to Buzztime, DMS agrees to the following changes in the contract:

1. Penalty for delay in original production schedule:

●	DM Sourcing agrees to issue a credit of $26 per unit for 1,500 Playmaker units that must be purchased from another manufacturer.
●	Total credit will be $39,000.
●	The credit will be applied against the first three 1,000-unit orders placed with DM Sourcing:
▪	First order: $13,000 credit to be deducted from invoice total
▪	Second order: $13,000 credit to be deducted from invoice total
▪	Third order: $13,000 credit to be deducted from invoice total
●	NTN Buzztime's total purchase commitment will be reduced by 1,500 units to 28,500.

2. Contingent penalty for future delays:

In the event that DM Sourcing fails to deliver Beta test units by September 17, 2009, the following penalty terms will apply:

●	DM agrees to issue a credit of $26 per unit for 3,000 Playmaker units that must be sourced from another manufacturer.
●	Total credit will be $26,000.
●	The credit will be applied against the fourth and fifth 1,000-unit orders placed with DM Sourcing:
▪	Fourth order: $13,000 credit to be deducted from invoice total
▪	Fifth order: $13,000 credit to be deducted from invoice total
●	NTN Buzztime's total purchase commitment will be reduced by 1,000 units to 27,500.

●	If the September 17 Beta unit delivery milestone is not met, NTN Buzztime in its sole discretion shall have the right to terminate the agreement.

●	Should Approved product not be available to NTN Buzztime by December 1, 2009 —NTN Buzztime will have the right to terminate the agreement and DMS will refund the entire deposit of $38,000.

Revocable Assignment For Third Party Leasing

Revocable Assignment For Third Party Leasing

Customer, (as set forth below), hereby assigns to Assignee, (as set forth below), under the terms and conditions in this Assignment, its rights to purchase equipment and related software and services (the "Products") from Dell Marketing L.P. ("Dell"). The Products will be sold to Assignee under the terms and conditions of this Assignment and Dell's terms and conditions of sale set as forth on the applicable invoice(s) between Assignee and Dell (collectively, the "Sales Documents").

1.
Assignment. Assignee, or Customer on behalf of Assignee, will provide to Dell the purchase order(s) for each order of the Products and in such purchase order(s) will indicate that Assignee is purchasing from Dell for lease to Customer. Customer and Assignee understand and agree that Assignee may only purchase the Products for the purpose of leasing the Products to Customer and may not purchase the Products for its own use or to lease or sell to other third parties.

Consent to Assignment effective dates: the period of 9/23/2009 to 9/22/2010

2.
Customer's Continuing Responsibility. Customer agrees that it shall remain liable and responsible for all obligations under the Sales Documents regardless of whether Assignee has executed this Assignment. Assignee's payment obligation under this Assignment is to pay Dell within five (5) business days of the date Customer accepts the Products under the terms of the lease between Assignee as Lessor and Customer as Lessee. However, if Dell has not received payment from Assignee within thirty (30) days of Dell's invoice, Customer agrees to pay to Dell within five (5) days of Dell's request for all invoice balances due on all Products except any Product that Dell has accepted for return under the Dell Total Satisfaction Return Policy. In addition to Dell's other remedies, Dell may discontinue providing warranty, service and technical support or hold shipments if payments to Dell are late.

3.
Warranties, Licenses and Service. Assignee agrees that all rights with respect to warranties, licenses and service, and all rights under the Sales Documents, other than ownership rights of equipment, shall be for the benefit of Customer.

4.	Approval of Subsequent Assignments. Assignee may not assign its rights and obligations under this Assignment or the Sales Documents without Dell's prior written approval.

5.
Integration/Modifications. This Assignment constitutes the entire agreement and understanding between the parties on the subject matter hereof and supersedes and merges all prior agreements related thereto. No modification of or amendment to this Assignment shall be effective unless in writing signed by the parties and stating the parties' intent by such instrument to amend this Assignment. This Assignment shall not be supplemented or modified by any course of dealing or other trade usage.

The parties have signed this Assignment on the dates below their signatures. The effective date of this Assignment is the latest of those dates.

NTN Buzztime, Inc.		Date Sales Co., Inc.
Customer Assignor		Leasing Company/Assignee

By:	/s/ Kendra Berger	By:	/s/ Paul C. Breckner
Paul C. Breckner President/CEO

Date:	10/1/09	Date:	9/29/09

Dell Marketing L. P.

By:

Date: